UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

GLOBAL BROKERAGE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 22, 2017

Dear Fellow Shareholders:

On behalf of the Board of Directors, I cordially invite you to attend the 2017 Annual Meeting of Shareholders of Global Brokerage, Inc. (the “Annual Meeting”), to be held at 11:00 a.m. (EDT) on July 3, 2017. We are very pleased that this year’s Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GLBR2017. You will also be able to vote your shares electronically at the Annual Meeting.

We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our shareholders and the Company. Hosting a virtual meeting will enable increased shareholder attendance and participation since shareholders can participate from any location around the world.

We are also very pleased to continue to utilize the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that the e-proxy process will expedite our shareholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our Annual Meeting. As a result, most shareholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice”) and others will receive paper copies of the Proxy Statement, the proxy card and our Annual Report. In accordance with this rule, we are sending the Notice on or about May 22, 2017 to shareholders of record at the close of business on April 12, 2017. The Notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the Notice as well as in the attached Proxy Statement.

Attached to this letter are a Notice of Annual Meeting of Shareholders and Proxy Statement, which describe the business to be conducted at the Annual Meeting. Whether you vote your shares by proxy on the Internet, by telephone or by completing, signing and promptly returning a proxy card, or by attending the Annual Meeting, it is important that your shares be represented and voted at the meeting.

Thank you for your continued support of Global Brokerage, Inc.

Sincerely,

/s/ Kenneth Grossman Kenneth Grossman Chief Executive Officer

GLOBAL BROKERAGE, INC.
55 Water Street, 50th Floor
New York, NY 10041
Telephone: (212) 897-7660

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	11:00 a.m. (EDT) on July 3, 2017
PLACE	Online at www.virtualshareholdermeeting.com/GLBR2017.
ITEMS OF BUSINESS	1. To elect seven directors listed herein to the Board of Directors to serve until the 2018 Annual Meeting of Shareholders.
2. To consider and vote upon a proposal to ratify the selection and appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.
3. To approve, in a non-binding advisory vote, the compensation paid to our Named Executive Officers as disclosed pursuant to the rules of the Securities and Exchange Commission.

  4.

To determine, in a non-binding advisory vote, whether a shareholder vote to approve the compensation of our Named Executive Officers as disclosed pursuant to the rules of the Securities and Exchange. Commission should occur every one, two or three calendar years

5. To consider and act upon such other business as may properly come before the 2017 Annual Meeting of Shareholders and any adjournments or postponements thereof.
The Board of Directors recommends that you vote FOR each of the Directors in proposal (1), for each of proposals (2) and (3), and for “one” in proposal (4).
RECORD DATE	You may vote at the 2017 Annual Meeting of Shareholders if you were a shareholder of record at the close of business on April 12, 2017.
ANNUAL REPORT	A copy of our Annual Report is available at www.proxyvote.com.
VIRTUAL MEETING ADMISSION	Shareholders of record as of April 12, 2017 will be able to participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/GLBR2017. To participate in the Annual Meeting, you will need the 12-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will begin promptly at 11:00 a.m., EDT. Online check-in will begin at 10:50 a.m., EDT, and you should allow ample time for the online check-in procedures.
VOTING BY PROXY	To ensure your shares are voted, you may vote your shares over the Internet, by telephone or, if you have received a printed copy of the proxy materials from us by mail, by completing, signing and returning the enclosed proxy card by mail. Internet and telephone voting procedures are described on page 1 of the Proxy Statement for the 2017 Annual Meeting of Shareholders and on the proxy card. For shares held through a bank, broker or other nominee, you may vote by submitting voting instructions to your bank, broker or other nominee. You will receive information from your bank, broker or other nominee on how to submit voting instructions.

Whether or not you plan to attend the 2017 Annual Meeting of Shareholders, please vote electronically or by telephone or, if you have received a paper copy of the proxy materials, please sign and date the enclosed proxy card and return it promptly. If shares are held through a bank, broker or other nominee, you may vote by submitting voting instructions to your bank, broker or other nominee. You may revoke a previously delivered proxy at any time prior to the Annual Meeting. Any shareholder as of the record date may vote at the Annual Meeting, thereby canceling any previous proxy, provided that if your

i

shares are held through a bank, broker or other nominee you will need to obtain a proxy, executed in your favor, from the shareholder of record (bank, broker or other nominee) to be able to vote at the Annual Meeting.

By Order of the Board of Directors

/s/ David S. Sassoon

David S. Sassoon
General Counsel and Secretary

This Notice of Annual Meeting and the Proxy Statement are being distributed or made available, as the case may be,
on or about May 22, 2017.

GLOBAL BROKERAGE, INC.
55 Water Street, 50th Floor
New York, NY 10041
Telephone: (212) 897-7660

PROXY STATEMENT
Annual Meeting of Shareholders
July 3, 2017
11:00 A.M. (EDT)

GENERAL INFORMATION

Why am I being provided with these materials?

We have made the Notice of Internet Availability of Proxy Materials (the “Notice”), this proxy statement (this “Proxy Statement”) and our 2016 Annual Report which includes our Annual Report on Form 10-K for the year ended December 31, 2016 (collectively, the “Proxy Materials”) available to you on the Internet or, upon your request, you may have printed versions of the Proxy Materials delivered to you by mail in connection with the solicitation by the Board of Directors (the “Board of Directors” or “Directors”) of Global Brokerage, Inc. of proxies to be voted at our 2017 Annual Meeting of Shareholders to be held on July 3, 2017 (the “Annual Meeting”), and at any adjournments or postponements of the Annual Meeting. Directors, officers and other Company employees also may solicit proxies by telephone or otherwise. Banks, brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and, if they request, will be reimbursed for their reasonable expenses. You are invited to attend the Annual Meeting and vote your shares.

References in this Proxy Statement to “GLBR,” “Company,” “we,” “us” and “our” refer to Global Brokerage, Inc. and our consolidated subsidiaries, unless the context requires otherwise.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide shareholders access to our Proxy Materials over the Internet. We believe that the e-proxy process will expedite our shareholders’ receipt of the Proxy Materials, lower the costs of distribution and reduce the environmental impact of the Annual Meeting. Accordingly, we are sending the Notice on or about May 22, 2017 to shareholders of record entitled to vote at the Annual Meeting. All shareholders will have the ability to access the proxy materials at www.proxyvote.com and download printable versions of the Proxy Materials or request and receive a printed set of the Proxy Materials from us. Instructions on how to access the Proxy Materials over the Internet or to request a printed copy from us may be found on the Notice.

What will I need in order to attend the Annual Meeting?

You may attend the Annual Meeting live via the Internet by visiting www.virtualshareholdermeeting.com/GLBR2017. To participate in the Annual Meeting, you will need the 12-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will begin promptly at 11:00 a.m., Eastern Time. Online check-in will begin at 10:50 a.m., Eastern Time, and you should allow ample time for the online check-in procedures.

You may vote shares held through a bank, broker or other nominee at the Annual Meeting only if you obtain a proxy, executed in your favor, from the record holder (bank, broker or other nominee) giving you the right to vote the shares.

What am I voting on?

The proposals scheduled to be voted on at the Annual Meeting are as follows:

	Description	Board’s Voting Recommendation	Page Reference
Proposal 1	To elect seven directors listed herein to the Board of Directors to serve until the 2018 Annual Meeting of Shareholders	FOR each Director nominee	6
Proposal 2	To consider and vote upon a proposal to ratify the selection and appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017	FOR	17
Proposal 3	To approve, in a non-binding advisory vote, the compensation paid to our Named Executive Officers as disclosed pursuant to the rules of the Securities and Exchange Commission	FOR	19
Proposal 4	To determine, in a non-binding advisory vote, whether a shareholder vote to approve the compensation of our Named Executive Officers as disclosed pursuant to the rules of the Securities and Exchange Commission should occur every one, two or three calendar years	FOR one year	20

With respect to any such other business as may properly come before the 2017 Annual Meeting of Shareholders and any adjournments or postponements thereof, the Board of Directors recommends that you vote your shares in accordance with the discretion of the holders of the proxy.

Who is entitled to vote?

Holders of Class A common stock of GLBR and Class B common stock of GLBR as of the close of business on April 12, 2017 (the “Record Date”) may vote at the Annual Meeting or any adjournments or postponements thereof.

What constitutes a quorum?

The holders of a majority of the voting power of the issued and outstanding shares of stock entitled to vote must participate in the Annual Meeting or be represented by proxy to constitute a quorum for the Annual Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” (as defined below) also are counted as present and entitled to vote for purposes of determining a quorum. However, if you hold your shares through a bank, broker or other nominee (in “street name”) and do not provide voting instructions to your bank, broker or other nominee, your shares will not be voted on any proposal on which your bank, broker or other nominee does not have discretionary authority to vote (a “broker non-vote”).

How many votes do I have?

If you are a holder of our Class A common stock, then you are entitled to one vote at our Annual Meeting for each share of our Class A common stock that you held as of the close of business on the Record Date. If you are a holder of our Class B common stock, then you are entitled to a number of votes at our Annual Meeting that is equal to the number of units in Global Brokerage Holdings, LLC (“Holdings Units”) held by you on the Record Date, regardless of the number of shares of Class B common stock held by you. All matters on the agenda for our Annual Meeting will be voted on by the holders of our shares of Class A common stock and Class B common stock voting together as a single class.

As of April 12, 2017, we had 6,143,297 shares of Class A common stock outstanding that will carry an aggregate of 6,143,297 votes and 8 shares of Class B common stock outstanding that will carry an aggregate of 2,101,097 votes (i.e., a number of votes that is equal to the number of outstanding Holdings Units, not including those held by Global Brokerage, Inc.) for a total of 8,244,394 votes.

How do I vote my shares?

Your vote is very important. Regardless of whether you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote your shares over the Internet, by telephone or by mail. In all cases, you should have your proxy card or voting instruction form on hand and follow the instructions:

•	By Internet — Visit www.proxyvote.com.
•	By Telephone — Call 1-800-690-6903.
•	By Mail — Complete, sign and date your proxy card and return by mailing or otherwise returning the proxy card in the envelope provided to you.

If you hold your shares in street name you may also submit voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please refer to the information from your bank, broker or other nominee on how to submit voting instructions.

Internet and telephone voting facilities will close at 11:59 p.m. (EDT) on July 2, 2017 for the voting of shares held by shareholders of record or held in street name.

Mailed proxy cards with respect to shares held of record or in street name must be received no later than July 2, 2017.

How many votes are required to approve each proposal?

The election of Directors listed herein will be determined by a plurality of the votes cast in respect of the shares participating in the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote on the election of Board of Directors. A plurality vote requirement means that the Director nominees listed herein with the greatest number of votes cast, even if less than a majority, will be elected.

A majority of the affirmative votes cast at the Annual Meeting will determine the ratification of the selection and appointment of the independent registered public accounting firm, and the approval of the compensation paid to our Named Executive Officers. For purposes of ascertaining shareholder sentiment regarding whether the vote to approve the compensation paid to our Named Executive Officers should occur every one, two or three years, the Board of Directors will look to the frequency, if any, that receives the majority of votes cast at the Annual Meeting.

It is important to note that the proposals to (i) ratify the selection of the independent registered public accounting firm; (ii) approve the compensation of our Named Executive Officers; and (iii) determine whether the vote to approve the compensation of our Named Executive Officers will occur every one, two or three years, are all non-binding and advisory.

How are votes counted?

Abstentions and Withheld Votes:   With respect to the election of Directors listed herein, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld. Abstentions and votes that are withheld will not have any effect on the outcome of the election of Directors. In determining whether (i) the compensation of our Named Executive Officers has been approved; and (ii) the vote to approve the compensation of our Named Executive Officers will occur every one, two or three years, abstentions will have no effect on the outcome of any of these proposals. For the ratification of the independent registered public accounting firm, abstentions will not be counted as votes “for” or “against” the selection of the independent registered public accounting firm, and, as a result, will have no effect on the outcome of this proposal.

Broker Non-Votes:   Broker non-votes occur when shares held in street name are not voted with respect to a proposal because (1) the bank, broker or other nominee has not received voting instructions from the shareholder who beneficially owns the shares; and (2) the bank, broker or other nominee lacks the authority to vote the shares at his/her discretion. The election of Directors listed herein, the vote to approve the compensation of our Named Executive Officers, and the vote to determine the frequency of votes to approve the compensation of our named Executive Officers are considered non-discretionary matters and a bank, broker or other nominee will lack the authority to vote shares at his/her discretion on these proposals. Ratification of the selection and appointment of Ernst & Young LLP as our independent registered public accounting firm is considered a discretionary matter and a bank, broker or other nominee will be permitted to exercise his/her discretion. Accordingly, if your shares are held in street name and you do not submit voting instructions to your bank, broker or other nominee, your shares will not be counted in determining the outcome of the election of Directors listed herein and, the vote to approve the compensation of our Named Executive Officers. Broker non-votes will have no effect on the outcome of any of these matters.

If you simply sign and submit your proxy card without voting instructions, your shares will be voted as recommended by the Board of Directors: (1) “FOR” each Director nominee listed herein; (2) “FOR” the ratification of the selection and appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; (3) “FOR” the approval of the compensation of our Named Executive Officers and (4) for “ONE YEAR” with respect to whether the vote to approve the compensation of our Named Executive Officers will occur every one, two or three years. With respect to any other matters that may be voted on at the Annual Meeting or any adjournments or postponements thereof, if you simply sign and submit your proxy card without voting instructions, your shares will be voted in accordance with the discretion of the holders of the proxy.

Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and David S. Sassoon, General Counsel and Secretary of the Company, will act as Inspector of Elections.

What does it mean if I receive more than one Notice on or about the same time?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each Notice you receive.

May I change my vote or revoke my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a shareholder of record, you may change your vote and revoke your proxy by:

•	Sending a written statement to that effect to the Secretary of the Company, provided such statement is received no later than July 2, 2017;
•	Voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (EDT) on July 2, 2017;
•	Submitting a properly signed proxy card with a later date that is received no later than July 2, 2017; or
•	Attending the Annual Meeting, revoking your proxy and voting.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy by attending the Annual Meeting, provided that if your shares are held in street name you will need to obtain a proxy, executed in your favor, from the shareholder of record (bank, broker or nominee) to be able to vote at the Annual Meeting. We will honor the proxy with the latest date. However, no revocation will be effective unless we receive notice of such revocation at or prior to the Annual Meeting. For those shareholders who submit a proxy electronically or by telephone, the date on which the proxy is submitted in accordance with the instructions listed on the Notice or proxy card is the date of the proxy.

Could other matters be decided at the Annual Meeting?

As of the date this Proxy Statement, we do not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

If other matters are properly presented at the Annual Meeting for consideration and you are a shareholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by Directors, officers or employees (for no additional compensation) or by telephone, electronic transmission and facsimile transmission.

Is my vote confidential?

Proxy cards and voting tabulations that identify individual shareholders are mailed or returned directly to the Inspectors of Election and handled in a manner that protects your voting privacy. Your vote will not be disclosed EXCEPT:

•	as needed to permit the Inspectors of Election to tabulate and certify the vote;
•	as required by law; or
•	in limited circumstances such as a proxy contest in opposition to the Board of Directors.

In addition, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

Will the Annual Meeting be webcast?

The Annual Meeting will be webcast to any and all interested parties by visiting our website at http://ir.globalbrokerage.info/index.cfm under Investor Relations. You will not be able to vote your shares electronically or submit questions during the webcast.

Company information and mailing address

GLBR was incorporated under Delaware law on August 10, 2010. GLBR is a holding company and its only material asset is a controlling interest in Global Brokerage Holdings, LLC (“Holdings”). GLBR’s Class A common stock trades on the NASDAQ under the symbol “GLBR.” Our principal executive offices are located at 55 Water Street, 50th Floor, New York, NY 10041. Our telephone number is (212) 897-7660. Our website address is http://ir.globalbrokerage.info/index.cfm. Information on our website is not incorporated into this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on July 3, 2017: The Notice, this Proxy Statement and our 2016 Annual Report (which includes our Annual Report on Form 10-K for the year ended December 31, 2016) are available at www.proxyvote.com. In addition, if you have not received a copy of the Proxy Materials and would like to receive one for the Annual Meeting or for future shareholder meetings, you may request printed copies as follows:

•	By Internet: go to www.proxyvote.com and follow the instructions; or
•	By telephone: call 1-800-690-6903 free of charge and follow the instructions;
•	By e-mail: send an e-mail message to sendmaterial@proxyvote.com. Please send a blank e-mail and put the 12-digit control number located in your Notice in the subject line.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws provide that the Board of Directors will consist of that number of Directors determined from time to time by resolution adopted by the affirmative vote of the majority of the Board of Directors. The Board of Directors has fixed the number of Directors at seven. Acting upon the recommendation of its Corporate Governance and Nominating Committee, the Board of Directors has nominated the seven persons identified herein for re-election as Directors, to hold office for a term beginning on the date of election and ending at the 2018 Annual Meeting of Shareholders or until his or her earlier resignation or removal. Action will be taken at the Annual Meeting for the election of the seven persons mentioned herein.

It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of these seven nominees, except in cases of proxies bearing contrary instructions. In the event that these nominees should become unavailable for election due to any presently unforeseen reason, the persons named in the proxy will have the right to use their discretion to vote for a substitute.

Nominees for Election to the Board of Directors

The following information describes the names, ages and biographical information of each nominee. Beneficial ownership of equity securities of the nominees is shown under “Ownership of Securities.”

Name	Age
Robin Davis Director since 2010 Independent Audit Committee	71	Director Qualifications
Wide-ranging career experience in the financial industry, focused on capital markets. Mr. Davis has broad experience in public offerings, private financings, securities research and global investment strategy serving both institutional and individual investors with firms such as Morgan Stanley, Oppenheimer and Dillon Read. Mr. Davis has extensive knowledge of custodial and operation services employed by hedge funds, registered investments advisors and family offices.
Experience
Mr. Davis was appointed to the Board of Directors in connection with its initial public offering in December 2010 (the “IPO”). Mr. Davis is currently Managing Director of McAlinden Research, a division of Catalpa Capital Advisors. Previously, he has been a Managing Director and Head of Hedge Fund Service Sales for ConceptONE, Concept Capital’s complete, outsourced Multi-Prime Service Platform for hedge fund managers, since May 2009. Concept Capital is a division of Sanders Morris Harris Inc. Mr. Davis is also the Founder and Chairman Emeritus of Hedge Funds Care, a charity he founded in 1998 devoted to preventing and treating child abuse, and previously served as its President and Chairman of the Global Board of Directors from 1998 to 2008. From September 2005 to December 2008, Mr. Davis was a Partner and Head of Sales at Merlin Securities, LLC, a provider of prime brokerage services and technology to hedge funds. From September 2004 to August 2005, Mr. Davis was the Chief Operating Officer of SDS Capital Group, a hedge fund. From June 1995 to August 2004, Mr. Davis was Managing Director of Sales at Banc of America Prime Brokerage. From 1975 to 1995, Mr. Davis held various positions with Wall Street firms focused on providing research and investment banking products to individual and institutional investors.
Mr. Davis graduated from the State University of New York at New Paltz with a B.S. in Education and is qualified as a General Securities Registered Representative (Series 7).

Name	Age
Kenneth Grossman Director since 2010	45	Director Qualifications
Deep knowledge of the Company based on his role as our Chief Financial Officer from 1999 to 2007, an educational background in accounting and law, and career experience in the retail foreign exchange industry as the Chief Financial Officer and in other senior management roles at Berisford Capital Markets.
Experience
Mr. Grossman is our Chief Executive Officer. Mr. Grossman served on the board of our predecessor, Holdings, from 1999 to 2010. Mr. Grossman has been a Managing Director of GLBR since 1999 and is one of the original founding partners of the firm. From 1999 to 2007, Mr. Grossman was also the Chief Financial Officer of GLBR. Prior to co-founding GLBR, Mr. Grossman served as Chief Financial Officer and in other senior management roles at Berisford Capital Markets.
Mr. Grossman graduated from Brooklyn College in 1994 with a B.S. in Accounting and received a J.D. with honors from Brooklyn Law School in 1997.
Arthur Gruen Director since 2010 Independent Audit Committee (Chair) Compensation Committee	38	Director Qualifications
Certified Public Accountant with both an educational background and career experience in accounting, as well as particular familiarity with the energy industry in his capacities as a Member and Senior Manager of Hudson Energy Services, LLC.
Experience
Mr. Gruen was appointed to the Board of Directors in connection with the IPO. Mr. Gruen is Vice President of Broker Online Exchange (BOX), Deregulated Energy’s centralized exchange connecting Brokers & Suppliers. From July 2006 to June 2013, Mr. Gruen was the Chief Financial Officer, Commercial Controller, and a Member of Hudson Energy, a subsidiary of Just Energy Group, Inc. (NASDAQ: JE), a publicly traded retail energy company. From June 2004 to July 2006, Mr. Gruen was a Senior Associate at PricewaterhouseCoopers LLP. From August 2002 to June 2004, Mr. Gruen was an Experienced Associate at Marks Paneth & Shron LLP. From June 2000 to August 2002, Mr. Gruen was an Associate at Martin Friedman CPA, PC.
Mr. Gruen graduated magna cum laude from Touro College of Liberal Arts & Sciences in 2000 with a B.S. in Accounting and is a Certified Public Accountant.

Name	Age
Bryan Reyhani Chairman since 2017 and Director since 2016 Independent Corporate Governance and Nominating Committee	42	Director Qualifications Extensive career experience in the legal profession, particularly in securities regulation.
Experience
		Mr. Reyhani was appointed to the Board of Directors in February of 2016. Mr. Reyhani served as Vice President and General Counsel at Merrill Lynch from September 1999 until September 2003 where he represented the firm and its representatives in various securities industry disputes. Thereafter, from September 2003 until April 2012, Mr. Reyhani was a law partner at the firm of Loeb & Loeb LLP during which time his practice primarily focused on arbitration, litigation and regulatory disputes involving financial services firms. In April of 2012 Mr. Reyhani co-founded and continues to be a law partner at the law firm of Reyhani Nemirovsky LLP where Mr. Reyhani’s practice is primarily focused on matters before the SEC, FINRA, and other securities regulators. Additionally, in January 2014, Mr. Reyhani co-founded and currently serves as the Executive Director and General Counsel for SolidX Partners, Inc., a venture capital backed firm engaged in the blockchain and bitcoin capital markets, consulting services, and software development industry where Mr. Reyhani oversees the development of blockchain software applications for businesses and consumers. Mr. Reyhani received his Bachelor of Arts in Political Science from Syracuse University and his law degree from Brooklyn Law School.
David Sakhai Director since 2010	43	Director Qualifications
		Unique insights as our Chief Operating Officer, as well as prior experience in the retail foreign exchange as a proprietary trader, an educational background in management and career experience in real estate management with Sak Brothers Realty.
Experience
		Mr. Sakhai previously served on the board of our predecessor, Holdings, from 1999 to 2010. Mr. Sakhai has been the Chief Operating Officer of GLBR since 1999 and is one of the original founding partners of the firm. Prior to co-founding GLBR, Mr. Sakhai worked in real-estate management, holding several senior positions at Sak Brothers Realty, and also traded foreign currency through various providers.
		Mr. Sakhai graduated magna cum laude from the School of Management at Binghamton University in 1995.

Name	Age
Ryan Silverman Director since 2010 Independent Corporate Governance and Nominating Committee (Chair) Compensation Committee (Chair)	39	Director Qualifications
		An educational background in finance and law and career experience in banking and specialty finance, mostly recently as Chief Executive Officer of MSR Solutions, Inc., a financial consulting firm.
Experience
		Mr. Silverman was appointed to the Board of Directors in connection with the IPO. Mr. Silverman is currently Chief Executive Officer of MSR Solutions, Inc. a financial consulting firm. From September 2005 to August 2011, Mr. Silverman was employed at Peachtree Settlement Funding and held the position of Senior In-House Counsel-Structured Settlement Division, a leading specialty finance company focused on providing liquidity to holders of high quality, but illiquid assets and deferred payment obligations. From November 2004 to September 2005, Mr. Silverman worked as an Anti-Money Laundering/Bank Secrecy Act compliance Analyst at The Israel Discount Bank of New York, a full service commercial bank chartered by the State of New York and a member of the Federal Deposit Insurance Corporation. From March 2003 to October 2004, Mr. Silverman was an Associate at Silverman Acampora, LLP, a law firm specializing in bankruptcy and corporate re-organization.
		Mr. Silverman graduated from George Washington University in 1999 with a B.A. in Corporate Finance and received a J.D. from Quinnipiac University School of Law in 2002. Mr. Silverman is licensed to practice law in New York State.
Eduard Yusupov Director since 2010	46	Director Qualifications Deep knowledge of the Company as our Global Head of Dealing and experience in the retail foreign exchange industry as a Senior Dealer for MG Financial Group.
Experience
		Mr. Yusupov previously served on the board of our predecessor, Holdings, from 1999 to 2010. Mr. Yusupov has been a Global Head of Dealing and a Managing Director of GLBR since 1999 and is one of the original founding partners of the firm. Prior to co-founding GLBR, Mr. Yusupov served as a Senior Dealer for MG Financial Group.

There are no family relationships among any of our Directors, Director nominees or executive officers.

The nominees for election to the Board of Directors named above are hereby proposed for approval by the shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”
THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

The Board of Directors manages or directs the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board of Directors and three standing Committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board of Directors’ views on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by the Corporate Governance and Nominating Committee and, to the extent deemed appropriate, revised accordingly, upon recommendation to and approval by the full Board of Directors. Our Corporate Governance Guidelines, the Board Committee charters and other corporate governance information are available on our website at http://ir.globalbrokerage.info/index.cfm. To view the Corporate Governance Guidelines click on Investor Relations: Corporate Governance: Committee Charters: Corporate Governance Guidelines. To view the Board Committee charters please follow the instructions in the paragraphs below regarding our Committees.

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines, the Board of Directors must affirmatively determine which Directors are independent under applicable SEC rules, NASDAQ Rules and the categorical independence standards set forth in our Corporate Governance Guidelines. The categorical standards are intended to assist the Board of Directors in determining whether or not certain relationships between our Directors and us, either directly or as a partner, shareholder or officer of an organization that has a relationship with us, are “material relationships” for purposes of the NASDAQ Rules. The categorical standards establish thresholds at which such relationships are deemed not to be material. Our Corporate Governance Guidelines, which include our categorical standards of independence, can be found at our website, http://ir.globalbrokerage.info/index.cfm, under Investor Relations: Corporate Governance: Corporate Policies and Guidelines: Corporate Governance Guidelines.

The Board of Directors undertook its annual review of Director independence. As a result of this review, the Board of Directors affirmatively determined that each of Messrs. Gruen, Brown, Reyhani, LeGoff, Silverman and Davis are independent for purposes of the NASDAQ Rules and are “independent” under the categorical standards set forth in our Corporate Governance Guidelines.

Board Leadership Structure

Details and Rationale

Under our Corporate Governance Guidelines, the Board of Directors can select its Chairman and the Company’s Chief Executive Officer in any way it considers to be in the best interests of the Company. Therefore, the Board of Directors does not have a policy on whether the role of Chairman and Chief Executive Officer should be separate or combined and, if it is to be separate, whether the Chairman should be selected from the independent Directors or should be an employee of the Company. Accordingly, Mr. Reyhani serves as our Chairman.

The Board of Directors believes that “one-size” does not fit all, and the decision of whether to combine or separate the positions of Chief Executive Officer and Chairman will vary company to company and depend upon a company’s particular circumstances at a given point in time. Accordingly, the Board of Directors carefully considers from time to time whether the Chief Executive Officer and Chairman positions should be separate or combined based on what the Board of Directors believes is best for the Company and its shareholders.

Board structures vary greatly among U.S. public corporations. The Board of Directors does not believe that the evidence demonstrates that any one leadership structure is more effective at creating long-term shareholder value. The Board of Directors believes that an effective leadership structure could be achieved either by combining or separating the Chief Executive Officer and Chairman positions, if the structure encourages the free and open dialogue of competing views and provides for strong checks and balances. Specifically, an effective governance structure must balance the powers of the Chief Executive Officer and the independent Directors and ensure that the independent Directors are fully informed, able to discuss and debate the issues that they deem important, and able to provide effective oversight of management.

The Board of Directors believes that, if the positions of Chief Executive Officer and Chairman are combined, then electing from among the independent Directors, a presiding independent director is necessary for effective governance. Accordingly, the Company’s Corporate Governance Guidelines provide that, in the event the Chief Executive Officer and Chairman positions are combined, the independent members of the Board of Directors will elect a “Presiding Independent Director.”

Duties and Responsibilities of Presiding Independent Director

In addition to presiding at executive sessions of the independent Directors, the responsibilities of the Presiding Independent Director, which are set forth in the Company’s Corporate Governance Guidelines, include:

•	Calling, chairing and setting the agenda for executive sessions of the independent Directors;
•	Assisting the Chairman in preparing the agenda for Board of Directors meetings and setting meeting schedules;
•	Assisting the Chairman in determining the types of materials and information that are to be distributed to the Board of Directors;
•	Leading the other independent Directors, together with the Compensation Committee, in periodic reviews of the performance of the Chief Executive Officer and determining and approving the Chief Executive Officer’s compensation, as well as in discussions regarding the Chief Executive Officer’s reports on senior management performance and senior management succession issues and plans;
•	Briefing the Chairman on issues arising in the executive sessions of the independent Directors; and
•	Serving as a non-exclusive liaison among the independent Directors and the other Board members.

The Board of Directors believes that the responsibilities delegated to the Presiding Independent Director are substantially similar to many of the functions typically fulfilled by a board chairman. The Board of Directors believes that its Presiding Independent Director position balances the need for effective and independent oversight of management with the need for strong, unified leadership. The Board of Directors believes that one of the key elements of effective, independent oversight is that the independent Directors meet in executive sessions on a regular basis without the presence of management. In accordance with our Corporate Governance Guidelines and the NASDAQ Rules, our independent Directors hold regularly scheduled executive sessions with the Presiding Independent Director presiding at such meetings.

Board Committees and Meetings

The Board of Directors has established the following Committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. The composition and principal responsibilities of each Committee are described below. Members serve on these Committees until their resignation or until otherwise determined by the Board of Directors.

All Directors are expected to make every effort to attend all meetings of the Board of Directors, meetings of the Committees of which they are members and the Annual Meeting of shareholders. During the fiscal year 2016, the Board of Directors held 9 meetings. During the fiscal year 2016, the Audit Committee met 11 times, the Compensation Committee met 4 times, and the Corporate Governance and Nominating Committee met 6 times.

Each Director attended at least 95% of the total number of meetings of the Board of Directors and of the Committees on which each such Director served.

Audit Committee

Our Audit Committee consists of Messrs. Gruen, Brown and Davis, with Mr. Gruen serving as Chairman. All members of the Audit Committee are “independent” for purposes of the NASDAQ Rules and our Corporate Governance Guidelines. The Board of Directors has determined that each of Messrs. Gruen, Brown and Davis are financially literate in accordance with the NASDAQ Rules. In addition, the Board of Directors has determined that Mr. Gruen qualifies as “financially sophisticated” as defined by applicable SEC regulations and has accounting and related financial management expertise as required by the NASDAQ Rules.

The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at http://ir.globalbrokerage.info/index.cfm under Investor Relations: Corporate Governance: Committee Charters: Audit Committee, and include the following:

•	selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;
•	assisting the Board of Directors in evaluating the qualifications, performance and independence of our independent auditors;
•	assisting the Board of Directors in monitoring the quality and integrity of our financial statements and our accounting and financial reporting;
•	assisting the Board of Directors in monitoring our compliance with legal and regulatory requirements;
•	reviewing the adequacy and effectiveness of our internal control over financial reporting processes;
•	assisting the Board of Directors in monitoring the performance of our internal audit function;
•	reviewing with management and our independent auditors our annual and quarterly financial statements;
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and
•	preparing the audit committee report that the SEC requires in our annual proxy statement.

On its behalf, the Board of Directors has designated the Audit Committee as responsible for the oversight of the Company’s risk management policies and procedures. The Company is exposed to a number of risks including financial risks, operational risks and risks relating to regulatory and legal compliance. The Audit Committee will discuss with management and the independent auditors the Company’s major financial risk exposures and the steps management will take to monitor and control such exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are undertaken. The Company’s Chief Executive Officer regularly works closely with the Company’s senior executives to identify risks material to the Company. The Chief Executive Officer will report to the Audit Committee regarding the Company’s risk management policies and procedures. The Audit Committee also will report to the Board of Directors on a regular basis to apprise them of their discussions with the Chief Executive Officer regarding the Company’s risk management efforts.

Compensation Committee

Our Compensation Committee consists of Messrs. Silverman, Gruen and Brown, with Mr. Silverman serving as Chairman. All members of the Compensation Committee are “independent” as defined by the NASDAQ Rules and our Corporate Governance Guidelines applicable to boards of directors in general and compensation committees in particular. In addition, all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended.

The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found at http://ir.globalbrokerage.info/index.cfm under Investor Relations: Corporate Governance: Committee Charters: Compensation Committee, and include the following:

•	reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of those goals and objectives, and, either as a committee or together with the other independent Directors (as directed by the Board of Directors), determining and approving our Chief Executive Officer’s compensation level based on such evaluation;
•	reviewing and approving, or making recommendations to the Board of Directors with respect to, the compensation of our other executive officers, including annual base salary, bonus, equity-based incentive compensation and other benefits;
•	reviewing and recommending the compensation of our Directors; and
•	reviewing and making recommendations with respect to our equity compensation plans.

As set forth in its charter, the Compensation Committee has the authority to select, retain and/or replace, as needed, outside consultants to provide advice to the Compensation Committee in connection with its fulfillment of its responsibilities. Given the limited decisions that need to be made each year on executive officer compensation, our Compensation Committee does not have a standing engagement with any compensation consulting firm.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee consists of Messrs. Silverman, Brown and Reyhani, with Mr. Silverman serving as Chairman. All members of the Corporate Governance and Nominating Committee are “independent” as defined by the NASDAQ Rules and our Corporate Governance Guidelines.

The duties and responsibilities of the Corporate Governance and Nominating Committee are set forth in its charter, which may be found at http://ir.globalbrokerage.info/index.cfm under Investor Relations: Corporate Governance: Corporate Governance and Nominating Committee, and include the following:

•	assisting the Board of Directors in identifying prospective director nominees and recommending nominees to the Board of Directors;
•	overseeing the evaluation of the Board of Directors and management;
•	reviewing developments in corporate governance practices and developing and recommending a set of corporate governance guidelines; and
•	recommending members for each committee of the Board of Directors.

Code of Business Ethics and Director, Officer & Employee Conduct

We maintain a Code of Business Ethics and Director, Officer & Employee Conduct (the “Code of Ethics”), which is applicable to all of our Directors, officers and employees, and a separate Code of Ethics for Financial Professionals that is described in greater detail below. The Code of Ethics sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws and ethical conduct. The Company will promptly disclose to our shareholders, if required by applicable laws or regulations, any waivers of the Code of Ethics granted to Directors or officers by posting such information on our website at http://ir.globalbrokerage.info/index.cfm rather than by filing a Form 8-K.

The Code of Ethics may be found on our website at http://ir.globalbrokerage.info/index.cfm under Investor Relations: Corporate Governance: Code of Ethics: Code of Business Ethics and Director, Officer & Employee Conduct.

Code of Ethics for Financial Professionals

As mentioned above, we maintain a Code of Ethics for Financial Professionals, which is applicable to our Chief Executive Officer, Chief Financial Officer, our principal accounting officer and controller and to other professionals of the Company serving in a finance, accounting, corporate treasury or tax role. The Code of Ethics for Financial Professionals sets forth our policies and expectations on a number of topics, including conflicts of interest, competency and knowledge, compliance with laws and ethical conduct. The Company will promptly disclose to our shareholders, if required by applicable law, any waivers of the Code of Ethics for Financial Professionals granted to our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions, by posting such information on our website at http://ir.globalbrokerage.info/index.cfm rather than by filing a Form 8-K.

The Code of Ethics for Financial Professionals may be found on our website at http://ir.globalbrokerage.info/index.cfm under Investor Relations: Corporate Governance: Code of Ethics for Financial Professionals.

Director Nomination Process

In identifying candidates for membership on the Board of Directors, the Corporate Governance and Nominating Committee will take into account all factors it considers appropriate, which include, among other things, (a) ensuring that the Board of Directors, as a whole, is appropriately diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as an “audit committee financial expert,” as that term is defined by the rules of the SEC), local or community ties and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with the company’s business and industry, independence of thought and an ability to work collegially. Although the Company has no policy regarding diversity, the Board of Directors believes that diversity is an important component of a board of directors, which includes such factors as background, skills, experience, expertise, gender, race and culture. Further, the Board of Directors does not discriminate on the basis of race, color, national origin, gender, religion, disability, or sexual preference in selecting director candidates.

All members of our current Board of Directors were originally appointed in 2010 at the time of the IPO, with the exception of Mr. Reyhani, who was appointed in February of 2016. When determining that each of Messrs. Sakhai, Brown, Davis, Reyhani, Grossman, Gruen, LeGoff, Silverman and Yusupov was particularly well-suited to serve on the Board of Directors and that each individual has the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, we considered the experience and qualifications described above under “Proposal No. 1 — Election of Directors.”

We also noted that each of Messrs, Sakhai, Grossman and Yusupov is a founding partner of our firm and has played an integral role in our successful growth. We placed great emphasis on the deep understanding of our business and insights into our strategic development that each such individual has acquired by participating as one of the original founding partners of GLBR and, together with Mr. Brown (who had been a director of Holdings since 2008), by serving as a director of Holdings. In addition, each of Messrs. Sakhai, Grossman, and Yusupov owns a substantial equity interest in GLBR and, as a consequence of such alignment of interests with our other equity owners, has additional motivation to diligently fulfill his oversight responsibilities as a member of the Board of Directors. Furthermore, because of their additional roles as executive officers, Mr. Grossman, our Chief Executive Officer, and Mr. Sakhai, our Chief Operating Officer, bring a management perspective to the Board of Directors’ deliberations and provide valuable information about the status of our day-to-day operations.

The Corporate Governance and Nominating Committee considered our analysis above and determined to nominate for re-election at the Annual Meeting all of the above-listed Directors.

Shareholder-Recommended Director Candidates

The Corporate Governance and Nominating Committee will consider Director candidates recommended by shareholders on a substantially similar basis that it considers all other candidates. Any recommendation should be submitted to the Secretary of the Company in writing and should include any supporting material the shareholder considers appropriate in support of that recommendation, but must include information that would be required under the SEC rules to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our Directors, if elected. Shareholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary of the Company, Global Brokerage, Inc., 55 Water Street, 50th Floor, New York, NY 10041. All recommendations for nomination received by the Secretary of the Company that satisfy the requirements of our Amended and Restated By-Laws relating to such Director nominations will be presented to the Corporate Governance and Nominating Committee for its consideration. Shareholders must also satisfy the notification, timeliness, consent and information requirements set forth in our Amended and Restated By-Laws. These requirements are also described under “Shareholder Proposals for the 2018 Annual Meeting of Shareholders.”

Communications with Directors

Shareholders and other interested parties who have concerns regarding, among other things, (1) questionable accounting, internal accounting controls and auditing matters, including those regarding the circumvention or attempted circumvention of internal accounting controls or that would otherwise constitute a violation of the Company’s accounting policies, (2) compliance with legal and regulatory requirements or our Code of Ethics or Code of Ethics for Financial Professionals and (3) retaliation against employees who voice such concerns, may communicate these concerns by (1) writing to the attention of the Audit Committee or the General Counsel at 55 Water Street, 50th Floor, New York, NY 10041, (2) or by accessing http://reportlineweb.com/fxcm and submitting a message. The contact information above is also available in our Code of Ethics and Code of Ethics for Financial Professionals, as well as on our website, http://ir.globalbrokerage.info/index.cfm, under Investor Relations: Contact Us: Contact the Board of Directors. Our employees may make such reports confidentially or anonymously, but all other parties must include their name(s) in such reports.

In addition to the above, anyone who would like to communicate with, or otherwise make his or her concerns known directly to the full Board of Directors, the Presiding Independent Director or any other Director individually may do so by addressing such correspondence to the Board of Directors or any individual Director or group or Committee by either name or title. All such correspondence should be sent by mail to: Global Brokerage, Inc., Board of Directors, c/o General Counsel, 55 Water Street, 50th Floor, New York, New York 10041. Our General Counsel, or in his absence another member of the legal department, will open all communications received for the sole purpose of determining whether the contents represent a message to the Directors. All correspondence that is not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. If a complaint or concern involves accounting, internal accounting controls or auditing matters, the correspondence will be forwarded to the chair of the Audit Committee. If no particular Director is named, such communication will be forwarded, depending on the subject matter, to the chair of the Audit, Compensation or Corporate Governance and Nominating Committee, as appropriate. The contact information above is also available on our website, http://ir.globalbrokerage.info/index.cfm, under Investor Relations: Contact Us: Contact the Board of Directors.

Executive Officers of the Company

Set forth below is certain information regarding each of our current executives, other than Kenneth Grossman, David Sakhai, and Eduard Yusupov, whose biographical information is presented under “Proposal No. 1 — Election of Directors — Nominees for Election to the Board of Directors.”

Name	Age	Position	Principal Occupation and Other Information
Margaret Deverell	58	Chief Accounting Officer	Ms. Deverell has been the Chief Accounting Officer of GLBR since September 18, 2015 and has been employed with GLBR since August 2013. Prior to joining the Company, Ms. Deverell was employed by AIG from July 2012 to August 2013 as a chief accounting officer for a reinsurance unit of AIG, responsible for financial and regulatory reporting for the unit. Prior to that, Ms. Deverell was employed by New York Life Insurance Company from May 2009 to July 2012 as a vice president for New York Life International, responsible for accounting policy. Previous positions have included director of financial reporting and accounting policy for Financial Guaranty Insurance Company and vice president/divisional controller for Prudential Financial. Ms. Deverell is a certified public accountant and holds a BS degree in Accounting from Montclair State University.
Robert Lande	54	Chief Financial Officer	Mr. Lande is the Chief Financial Officer of GLBR and joined the firm in January 2010. From December 2004 to December 2009, Mr. Lande was Managing Partner and Chief Operating Officer of Riveredge Capital Partners, an investment management firm. Previously Mr. Lande worked for over 16 years within the BCE Group where his last position was Chief Financial Officer of Telecom Americas, a joint venture between Bell Canada International, AT&T (then SBC Communications) and America Movil. Mr. Lande serves as a member of the board of directors and chairman of the audit committee of Knight Therapeutics Inc., a pharmaceutical company listed on the Toronto Stock Exchange. Mr. Lande graduated from McGill University with a B.A. in Economics in 1984, received a M.B.A. in finance from the John Molson School of Business at Concordia University in 1986 and is a Chartered Financial Analyst.
David S. Sassoon	45	General Counsel	Mr. Sassoon has been the General Counsel of GLBR since 2002, the Secretary since November 2010, and served as the Chief Compliance Officer from 2002 to 2005. In his role as General Counsel, Mr. Sassoon is responsible for managing all of the legal and corporate affairs of GLBR and its various affiliates. Prior to joining GLBR in 2002, Mr. Sassoon was an associate at Belkin Burden Wenig & Goldman, LLP. Mr. Sassoon graduated cum laude from Queens College in 1993 with a B.A. in Political Science and received a J.D. from Brooklyn Law School in 1996. Mr. Sassoon is a member of the New York State Bar.

PROPOSAL NO. 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Although ratification is not required by our Amended and Restated By-Laws or otherwise, the Board of Directors is submitting the selection of Ernst & Young LLP to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm. If our shareholders fail to ratify the selection, it will be considered as notice to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Representatives of Ernst & Young LLP will be present at the Annual Meeting to answer appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

The shares represented by your proxy will be voted for the ratification of the selection of Ernst & Young LLP unless you specify otherwise.

Audit and Non-Audit Fees

In connection with the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2016 and 2015, we entered into an agreement with Ernst & Young LLP which sets forth the terms by which Ernst & Young LLP performed audit services for the Company.

The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of our financial statements for the fiscal years ended December 31, 2016 and 2015 and fees billed for other services rendered by Ernst & Young LLP for those periods:

	Fiscal Year Ended December 31, 2016	Fiscal Year Ended December 31, 2015
Audit fees(1)	$2,791,285	$2,751,600
Audit-related fees(2)	187,574	234,995
Tax fees(3)	555,631	103,000
All other fees
Total:	$3,534,490	$3,089,595

(1)	Fees for audit services billed for the fiscal years ended December 31, 2016 and 2015 consisted of the following: audit of the Company’s annual financial statements and statutory and regulatory audits. Audit services were provided globally for 2016 and 2015 and the fees related to the audits of the international subsidiaries are approved in U.S. dollars.
(2)	Fees for the fiscal years ended December 31, 2016 and 2015 consisted of reporting requirements under Statement on Standards for Attestation Engagement (SSAE) No. 16 and for the fiscal year ended December 31, 2015 consisted of reporting requirements under UK GAAP Financial Reporting Standard (FRS) 102.
(3)	Fees for tax services billed for the fiscal years ended December 31, 2016 and 2015 consisted of tax compliance and advice.

The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Ernst & Young LLP’s independence and concluded that it was. All such non-audit services were pre-approved pursuant to the pre-approval policy set forth below.

Audit Committee Pre-Approval Policies and Procedures

Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the independent registered public accounting firm engaged (including the resolution of disagreements between management and such firm regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. In exercising this responsibility, the Audit Committee pre-approves all audit and permitted non-audit services provided by the independent registered public accounting firm prior to each engagement going forward. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by Ernst & Young LLP. Under this policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and includes an anticipated budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has pre-approved several enumerated permitted services, subject to the approval of the Chief Financial Officer, the Chief Accounting Officer and/or the Chairman of the Audit Committee, as applicable. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members who are independent directors, when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services; provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

AUDIT COMMITTEE REPORT

Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 “Communications with Audit Committee.” In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, our Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Arthur Gruen (Chairman)
James Brown
Robin Davis

PROPOSAL NO. 3 — NON-BINDING ADVISORY VOTE TO APPROVE NAMED
EXECUTIVE OFFICER COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, we are including in the Proxy Materials a separate resolution subject to shareholder vote to approve, in a non-binding advisory vote, the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to the rules of the SEC. The language of the resolution is as follows:

“RESOLVED, THAT THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION, COMPENSATION TABLES AND ANY RELATED NARRATIVE DISCUSSION, IS HEREBY APPROVED.”

In considering your vote, you may wish to review with care the information on the Company’s compensation policies and decisions regarding the Named Executive Officers presented in the discussion regarding the Compensation Committee on page 25.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4 — NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF SHAREHOLDER VOTES ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, we are including in the Proxy Materials a separate resolution subject to shareholder vote to determine, in a non-binding advisory vote, whether a shareholder vote to approve the compensation of our Named Executive Officers (that is, votes similar to the non-binding advisory vote in Proposal No. 3 on page 19) should occur every one, two or three years.

In considering your vote, you may wish to review with care the information on the Company’s compensation policies and decisions regarding the Named Executive Officers presented in the discussion regarding the Compensation Committee on page 25.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “ONE YEAR” WITH RESPECT TO HOW FREQUENTLY A SHAREHOLDER VOTE TO APPROVE, IN A NON-BINDING VOTE, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS SHOULD OCCUR.

DIRECTOR COMPENSATION

We are governed by our Board of Directors. The following individuals served on our Board during fiscal year 2016: Drew Niv (now resigned), David Sakhai, Eduard Yusupov, Kenneth Grossman, William Ahdout (now resigned), James Brown, Eric LeGoff, Arthur Gruen, Ryan Silverman, Bryan Reyhani and Robin Davis. Our employees who serve as Directors of GLBR receive no separate compensation for service on the Board of Directors or on committees of the Board of Directors of GLBR. Beginning in 2015, each outside director receives an annual retainer of $150,000 in cash payable quarterly. In addition, each Director will be reimbursed for reasonable out-of-pocket expenses incurred in connection with service on our Board of Directors.

Director Compensation for 2016

The following table provides compensation information for fiscal year 2016 for each non-employee member of our Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
James Brown	150,000	—	—	150,000
Arthur Gruen	150,000	—	—	150,000
Eric LeGoff	150,000	—	—	150,000
Robin Davis	150,000	—	—	150,000
Bryan Reyhani	150,000	—	—	150,000
Ryan Silverman	150,000	—	—	150,000

EXECUTIVE COMPENSATION

The compensation for our Named Executive Officers is presented in additional detail in the compensation tables and narratives thereafter in accordance with SEC rules.

Executive Summary

Through our executive compensation decisions and programs, we seek to attract and retain talented executives to effectively manage and lead our Company to create value for our equity holders. We look to recognize and reward diligent, intelligent and effective performance in the face of challenges in our global financial environment. We take a long-term view in making compensation decisions, with an eye toward maintaining our long-term, Founder-based, executive team.

Executive Compensation Philosophy

Like many public companies, we seek to attract and retain talented executives to effectively manage and lead our Company to create value for our equity holders through our executive compensation decisions and programs. We look to recognize and reward diligent, intelligent and effective performance in the face of challenges in our global financial environment.

We take a long-term view in making compensation decisions, with an eye toward maintaining the stability, reliability and institutional knowledge that we have in our management team. We believe it is more cost-effective in the long run to make compensation decisions to retain our high quality talent than to have to hire externally, and do so as much as practicable. We believe that consistent, risk-balanced, and performance-based decisions help us to achieve our goals. We believe compensation programs should reward our management team for executing our strategy through business cycles, but we also appreciate the need to retain flexibility for times of extraordinary events. All of our Named Executive Officers have served the Company for many years, and their pay levels reflect their consistent contributions to our long-term success and our expectation that these contributions will continue. We also believe that there should be parity with respect to compensation among our Founders, which we believe results in a team-oriented approach to achieving our goals and reflects our belief that our Founders are equal partners in our success. When extraordinary events occur, our Compensation Committee reviews those events against our compensation philosophy and framework to make strategic, rather than sweeping, adjustments as necessary to refocus the team and maintain continuity of leadership.

Role of Our Compensation Committee

Our Compensation Committee has primary responsibility for our executive compensation philosophy and framework and for, within that framework, aligning pay with performance, thus creating incentives that reward responsible risk-taking while addressing special challenges faced in any given year. Messrs. Gruen and Brown have served on the Compensation Committee since our IPO and Mr. Silverman, who was appointed to the Compensation Committee in March 2016, has served on our Board since our IPO, providing stable and consistent decision making that benefits from their long-term experience with our policies and our executives. We rely on the judgment and discretion of our Compensation Committee to evaluate a broad range of quantitative and qualitative factors in making compensation decisions. This evaluation encompasses criteria such as reliability in delivering financial results, performance in light of risk assumed, performance in the context of the economic environment relative to other companies, a track record of integrity, good judgment, the vision and ability to create further growth, and the ability to lead others. For our non-Founder employees, the Compensation Committee’s evaluation of an executive’s performance against his or her stated objectives plays a significant role in awarding the annual cash bonus and also contributes to the determination of his or her overall amount and mix of compensation.

Role of Management

The Chief Executive Officer annually reviews the performance of each of the other Named Executive Officers. Based on this review, the Chief Executive Officer makes compensation recommendations to the Compensation Committee, including recommendations for salary adjustments, annual cash incentives, and long-term equity-based incentive awards. Although the Committee considers these recommendations, it retains full discretion to set all compensation for the Company’s executive officers.

Our Chief Executive Officer and Chief Operating Officer assist our Compensation Committee in administering our compensation program. The Chief Executive Officer and Chief Operating Officer provide advice and information to our Compensation Committee on matters such as past compensation, Company performance, industry compensation practices and market information. Our management team members may attend portions of the meetings of the Compensation Committee at the request of the Compensation Committee. However, no employee is present for the final decision on his or her compensation.

2016 Compensation Decisions — Annual Cash Incentive Compensation.

On April 12, 2016, the Compensation Committee of the Board approved amending the Company’s Annual Incentive Bonus Plan for Founder-Directors (2015 – 2016) and the Annual Incentive Bonus Plan for Specified Executive Officers (2015 – 2016) (as amended, together, the “Amended Annual Incentive Bonus Plans”) each for the fiscal year 2016. Under each of the Amended Annual Incentive Bonus Plans, each participant (including each of the Named Executive Officers) is entitled to receive a bonus based on a target amount equal to 200% of such participant’s base salary for 2016 (the “2017 Annual Bonus”).

For the year ending December 31, 2016, the 2017 Annual Bonus will be calculated as follows: 50% of the target will be earned if the participant achieves the individual objectives and goals set for the participant (the “2016 Individual Objection Portion”), and 50% of the target (the “2016 EBITDA Portion”) will be earned if the Company achieves an adjusted EBITDA (as described in the plan document) for 2016 equal to at least $40 million (the “2016 EBITDA Target”). None of the 2016 EBITDA Portion will be earned if less than 75% of the 2016 EBITDA Target is achieved, and 100% of the 2016 EBITDA Portion will be earned if 100% or more of the 2016 EBITDA Target is achieved. If between 75% and 87.5% of the 2016 EBITDA Target is achieved, 50% of the 2016 EBITDA Portion will be earned. If between 87.5% and less than 100% of the 2016 EBITDA Target is achieved, 75% of the 2016 EBITDA Portion will be earned. The foregoing modifications relate to Amended Annual Incentive Bonus Plans, as well the incentive bonus structure put into place during March 2015 for certain additional employees who are not Named Executive Officers.

Determination of 2016 Annual Bonus.

2016 Individual Objective Portion.  In March 2017, the Compensation Committee determined that each of the Founder-Director and/or executive officer participants (including Messrs. Niv, Sakhai, Adhout, Yusupov and Lande) had achieved each of the individual objectives and goals set for them by the Compensation Committee entitling them to 100% of the 2016 Individual Objective Portion of the 2017 Annual Bonus. However, considering the financial condition of the Company, the Compensation Committee and the Founder-Directors (including Messrs. Niv, Sakhai, Adhout, Yusupov) agreed to forego payment of the 2016 Individual Objective Portion of the 2017 Annual Bonus.

2016 EBITDA Portion.  In addition, the Compensation Committee (i) certified that the Company achieved adjusted EBITDA of 232% of the 2016 EBITDA Target, entitling each of the Named Executive Officers to 100% of the 2016 EBITDA Portion of the 2017 Annual Bonus.

Accordingly, the Founder-Director Named Executive Officers (including Messrs. Niv, Sakhai, Adhout, Yusupov) received payouts equal to 50% of their target bonuses. Each of Messrs. Niv, Sakhai, Ahdout and Yusupov received $800,000. Mr. Lande received payouts equal to 100% of his target bonus. Mr. Lande received $1,200,000.

Severance and Change in Control Benefits

Prior to March 2015, each of our Named Executive Officers was entitled to severance benefits under individual letter agreements between the Named Executive Officers and Global Brokerage Holdings, LLC (in the case of the Founders) and Forex Capital Markets LLC (in Mr. Lande’s case). In March 2015, we entered into amendments of these agreements as further described below under “— Potential Payments upon Termination or Change in Control.” The severance benefits described above are subject to amendment based upon current negotiations with members of management. The severance benefits of each of Kenneth Grossman and David Sakhai were amended in May 2017.

With respect to our Founders, we believe that these severance benefits reflect our appreciation of the long-term commitment our Founders have made to the Company and provide a meaningful retention incentive for executive loyalty during challenging financial times. These benefits also provide an incentive for these executives to provide a release of claims and comply with non-competition and non-solicitation covenants, which, for a period of 18 months following the termination of an executive’s employment, prohibit the executive from participating in a business engaged in the foreign currency exchange business or other businesses undertaken or proposed to be undertaken by us and prohibit the executive from soliciting our customers or prospective customers or our employees.

With respect to Mr. Lande, we believe that these severance benefits are valuable as they address the valid concern that a chief financial officer is critical in steering a company to a successful sale of the enterprise, and also is likely to be among the first executives terminated in a change in control. These severance benefits allow Mr. Lande to focus on the success of a potential transaction that may be in the best interests of the Company’s stockholders without concern for his own financial stability and also provide an incentive for Mr. Lande to provide a release of claims and comply with his non-competition and non-solicitation covenants.

Other Benefits.  We provide our employees, including our Named Executive Officers, with the opportunity to participate in broad based employee benefit programs, including health, life and disability insurance. Historically, the Company has chosen to pay the cost of these premiums on behalf of our Founders as a limited additional amount of fixed compensation. We believe this limited perquisite is reasonable and in the best interest of our stockholders.

Retirement Benefits.  We maintain a tax-qualified employee profit-sharing and savings 401(k) plan (the “401(k) Plan”) for all eligible full-time employees, including the Named Executive Officers, to attract and retain qualified employees. Participants may make pre-tax contributions up to the applicable statutory limit. Participants accrue earnings on contributions based on the performance of various investment funds available under the 401(k) Plan. The Company was not required to and made no matching contributions to the 401(k) Plan for the year ended December 31, 2016.

Changes to Annual Incentive Bonus Plans in November 2016

On November 7, 2016, our Board of Directors approved the Company’s 2017 Incentive Bonus Plan for Founder-Directors and Specified Executive Officers for the fiscal year 2017 (the “2017 Incentive Bonus Plan”). The 2017 Incentive Bonus Plan is subject to amendment based upon current negotiations with members of management, which we expect will result in there being no bonuses paid pursuant to the 2017 Incentive Bonus Plan.

Except for the expected outcome noted above, pursuant to the 2017 Incentive Bonus Plan, participants would have been entitled to receive a bonus based on a target amount equal to 200% of such participant’s base salary fiscal year 2017 (the “2017 Target Bonus”). For the year ending December 31, 2017, the 2017 Target Bonus would have been calculated and earned as follows: (a) 50% of the 2017 Target Bonus if prior to December 31, 2017, the Company repays in full the loan evidenced by Amended and Restated Credit Agreement, dated as of January 24, 2015, between and among the Company, Global Brokerage Holdings, LLC, FXCM Newco, LLC and Leucadia National Corporation as amended by that First Amendment to the Amended and Restated Credit Agreement, dated as of September 1, 2016, and (b) up to a maximum of 50% of the 2017 Target Bonus if FXCM Group LLC is certified to have achieved certain adjusted EBITDA targets for 2017 as follows: 25% of the 2017 Target Bonus if FXCM Group LLC is certified to have achieved adjusted EBITDA of $64 million for fiscal year 2017; and 50% of the 2017 Target Bonus if FXCM Group LLC is certified to have achieved adjusted EBITDA of equal to or greater than $92 million for fiscal year 2017. No 2017 Target Bonus was to be earned if FXCM Group LLC is certified to have achieved adjusted EBITDA of less than $64 million for fiscal year 2017.

COMPENSATORY RISK ANALYSIS

We work to integrate sound risk management into our compensation programs. We believe it is critical to bring a multi-faceted strategy toward mitigating risk in compensation. We believe our focus on long-term stable compensation programs, and retaining long-term employees who have dedicated more than a decade to our success, works to limit incentives to take unnecessary or imprudent risk-taking actions. For example, in our annual cash incentive program for our Founders, we have historically relied on the same three metrics each year, to limit the motivation to skew results from one year to the next. We have capped payouts under this program at 200% of target levels, and also provide a scaled downside payment for performance at or above 75% of our target levels to avoid an all-or-nothing situation. We also provide stable fixed cash compensation to each of our executive officers, including as a counterbalance to the financial exposure that our Founders face as significant holders of equity in our enterprise.

2016 Summary Compensation Table

The following table sets forth compensation information for the Company’s Named Executive Officers for the fiscal years ended December 31, 2016 and 2015.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Drew Niv, Chief Executive Officer(9)	2016	800,000	—	—	—	800,000	23,580	(4)	1,623,580
	2015	800,000	—	—	—	1,280,000	22,548		2,102,548
Robert Lande Chief Financial Officer	2016	600,000	—	—	—	1,200,000	13,743	(5)	1,813,743
	2015	600,000	—	—	—	960,000	12,147		1,572,147
David Sakhai, Chief Operating Officer	2016	800,000	—	—	—	800,000	23,588	(6)	1,623,588
	2015	800,000	—	—	—	1,280,000	22,548		2,102,548
William Ahdout, Chief Dealer and Managing Director	2016	800,000	—	—	—	800,000	23,680	(7)	1,623,680
	2015	800,000	—	—	—	1,280,000	22,548		2,102,548

Eduard Yusupov, Global Head of Dealing	2016	800,000	—	—	—	800,000	9,265	(8)	1,609,265
	2015	800,000	—	—	—	1,280,000	9,430		2,089,430

(1)	This amount represents a guaranteed cash payment in lieu of base salary paid in accordance with the Operating Agreement.
(2)	The amount in this column represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of the service-based restricted stock units granted to Mr. Lande during 2014. The amount reported in this column does not necessarily represent a realized financial benefit because service-based restricted stock units may not vest (and may be forfeited). In addition, the financial benefits, if any, that may be realized will depend on the future share price at such time, if ever, that the restricted stock units vest. See Note 17 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2014 regarding assumptions underlying valuation of equity awards.
(3)	The amounts reported in this column represent the cash payments earned by the Named Executive Officers in 2015 and 2016 pursuant to the Annual Incentive Bonus Plans.
(4)	This amount consists of $20,790 in health insurance premiums, $2,192 in dental insurance premiums, $222 in vision insurance and $374 in disability insurance premiums for 2016.
(5)	This amount consists of $13,590 in health insurance premiums, $12 in Accidental Death & Dismemberment insurance premiums, $30 in employee life insurance premiums and $110 in disability insurance premiums for 2016.

(6)	This amount consists of $20,790 in health insurance premiums, $2,192 in dental insurance premiums, $222 in vision insurance and $382 in disability insurance premiums for 2016.
(7)	This amount consists of $20,790 in health insurance premiums, $2,192 in dental insurance premiums, $222 in vision insurance and $474 in disability insurance premiums for 2016.
(8)	This amount consists of $7,996 in health insurance premiums, $720 in dental insurance premiums, $74 in vision insurance and $474 in disability insurance premiums for 2016.
(9)	Mr. Niv resigned his position as Chief Executive Officer of the Company, effective May 15, 2017.

As noted above, Messrs. Niv, Sakhai, Ahdout and Yusupov are founding partners of our firm and own significant equity interests in Holdings. Accordingly, in addition to the guaranteed payments and other amounts received by them and reflected in the foregoing table, these executives have received distributions, ratable with those of other existing owners, in respect of such equity interests. Other than tax-related distributions between Holdings and its members and payments by the Company under a tax receivable agreement to the former members of Holdings, neither the Company nor Holdings made any other distributions to our existing owners during 2016. Messrs. Niv, Sakhai, Ahdout and Yusupov received $18,788, $12,703, $6,946, and $16,685 respectively, in distributions from the Company or Holdings during 2016.

Operating Agreement & Employment Agreements

Messrs. Niv, Sakhai, Ahdout and Yusupov received guaranteed cash payments in lieu of base salary in accordance with the Operating Agreement. Each of our Named Executive Officers is also party to a Confidentiality and Restrictive Covenant Agreement with Holdings, which provide for one-year post-termination non-competition and non-solicitation obligations.

The Company and Mr. Grossman have entered into an employment agreement (the “Grossman Employment Agreement”), dated as of May 15, 2017. Pursuant to the terms of the Grossman Employment Agreement, Mr. Grossman will serve as the Company’s Chief Executive Officer until no later than May 31, 2018 (the “Grossman Employment Term”). Mr. Grossman will receive (i) compensation of $600,000 per annum, and (ii) a bonus of $1,000,000 upon completion of the Grossman Employment Term. If Mr. Grossman’s employment is terminated by the Company not for cause, then he will be entitled to receive his compensation through May 31, 2018 and the full bonus.

On May 15, 2017, FXCM Group, LLC (“Group”) entered into an employment agreement with David Sakhai, the Company’s current Chief Operating Officer (the “Sakhai Employment Agreement”), pursuant to which Mr. Sakhai will continue to serve as Group’s full-time Chief Operating Officer until May 31, 2018 (the “Sakhai Employment Term”). During the Sakhai Employment Term, Mr. Sakhai will receive (i) compensation of $600,000 per annum, and (ii) a bonus of $1,000,000 to be received at the end of the Sakhai Employment Term. If Mr. Sakhai’s employment is terminated by the company not for cause, then he will be entitled to receive his compensation through May 31, 2018 and the full bonus, plus $500,000, which represents the full amount of the advisory payments described below.

Commencing on June 1, 2018 and ending no later than May 31, 2022, Mr. Sakhai will serve Group on a part-time basis providing consultation and advice (the “Advisory Term”) as requested from time to time by the Board of Directors or officers of Group. During the Advisory Term, Mr. Sakhai will receive advisory payments of $125,000 per annum. If Mr. Sakhai’s employment is terminated by the company during the Advisory Term not for cause, then he will be entitled to receive the full amount of advisory payments he would have otherwise been entitled to receive through May 31, 2022. If a change of control of Group occurs before the completion of the Advisory Term, then Mr. Sakhai will be entitled to receive all payments that would have been payable through the end of the Advisory Term.

Each of (i) the Grossman Employment Agreement, and (ii) the Sakhai Employment Agreement supersedes all other agreements relating to each of Mr. Grossman’s and Mr. Sakhai’s employment and any severance benefits, respectively.

On May 15, 2017, FXCM Group, LLC and the Company’s current Global Head of Dealing, Eduard Yusupov, agreed that Mr. Yusupov will continue to serve as the Company’s Global Head of Dealing and that Mr. Yusupov will receive compensation for such services of $600,000 per annum.

Outstanding Equity Awards at Fiscal Year-End for 2016

The following table provides information regarding outstanding equity awards held by our Named Executive Officers as of the end of fiscal year 2016 (adjusted for the impact of the one-for-ten reverse stock split effective on October 1, 2015).

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#)(1)(2) Exercisable	Number of Securities Underlying Unexercised Options (#)(1)(2) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Drew Niv(5)	—	—	—	—	—	—	—		—		—	—
Robert Lande	12/16/2014	—	—	—	—	—	425	(3)	$2,996	(4)	—	—
	9/12/2012	11,250	—	—	$93.40	9/12/2019	—		—		—	—
	8/10/2012	7,500	—	—	$98.10	8/10/2019	—		—		—	—
	8/12/2011	6,250	—	—	$107.30	8/12/2018	—		—		—	—
	12/1/2010	5,000	—	—	$140.00	12/1/2017	—		—		—	—
David Sakhai	—	—	—	—	—	—	—		—		—	—
William Ahdout	—	—	—	—	—	—	—		—		—	—
Eduard Yusupov	—	—	—	—	—	—	—		—		—	—

(1)	Generally, 25% of the total number of stock options that are granted vest and become exercisable on each of the first four anniversary dates from the initial grant. The stock options have a contractual term of seven years.
(2)	The vesting of these options will accelerate (i) upon a termination by the Company without “cause” (as defined in the stock option agreement) or a termination by the employee for “good reason” (as defined in the stock option agreement), in each case within the two-year period following a “change in control” (as defined in the Amended and Restated 2010 Long-Term Incentive Plan), and (ii) subject to the timely execution of a release of claims against the Company and its affiliates and continued compliance with any applicable restrictive covenants, upon a termination of employment by the Company and its affiliates without “cause” (other than due to death or disability) or by him for “good reason” (each as defined in the Severance Agreement for Selected Executives and Managers with Forex Capital Markets LLC). In addition, in the event of a termination due to death or disability, Mr. Lande will be deemed vested in any portion of the stock option that would have become vested within the 12-month period following such termination.
(3)	Reflects the number of restricted stock units granted to Mr. Lande under the Amended and Restated 2010 Long-Term Incentive Plan. 25% of the restricted stock units that are granted vest on each of the first four anniversaries of the grant date, subject generally to Mr. Lande’s continued employment with us on the applicable vesting date. The vesting of these restricted stock units will accelerate (i) upon a termination by the Company without “cause” (as defined in the restricted stock unit award agreement) or he terminates employment for “good reason” (as defined in the restricted stock unit award agreement), in each case within the two-year period following a “change in control” (as defined in the Amended and Restated 2010 Long-Term Incentive Plan), and (ii) subject to the timely execution of a release of claims against the Company and its affiliates and continued compliance with any applicable restrictive covenants, upon a termination of employment by the Company and its affiliates without “cause” (other than due to death or disability) or by him for “good reason” (each as defined in the Severance Agreement for Selected Executives and Managers with Forex Capital Markets LLC). In the event Mr. Lande terminates employment due to death or disability, he will be deemed vested in any portion of the restricted stock units that would otherwise have vested within 12 months following such termination of employment. Mr. Lande will not have any rights as a shareholder unless and until the restricted stock units vest and are settled by the issuance of shares of our Class A common stock.

(4)	The market value of the restricted stock units is calculated by multiplying the number of shares subject to the restricted stock units by $7.05, the closing price per share of our Class A common stock on December 31, 2016, the last day of our 2016 fiscal year.
(5)	Mr. Niv resigned his position as Chief Executive Officer of the Company, effective May 15, 2017.

Potential Payments upon Termination or Change in Control

On March 11, 2015, Eduard Yusupov entered into an Amended and Restated Severance Agreement for Founders (the “Founders Severance Agreement”) with Forex Capital Markets LLC. Under the Founders Severance Agreement, in the event of termination of employment of any of them by the Company and its subsidiaries (the “Company Group”) without “cause,” as defined in the Founders Severance Agreement (and other than due to death or disability) or by any of them for “good reason” (as defined below, but which generally includes certain sales or dispositions of substantially all of the assets and operations of one or more members of the Company Group), subject to the timely execution of a release of claims against the Company and its affiliates and continued compliance with any applicable restrictive covenants, Mr. Yusupov will be entitled to receive the following benefits: (1) an aggregate amount equal to (A) two times his annual base salary on the termination date, plus (B) his target annual bonus, (2) full acceleration and vesting of their then-outstanding unvested equity awards, and (3) a payment equal to 24 times the required monthly premium for COBRA medical coverage under the Company medical plan in which he and his family participated immediately prior to termination. The Founders Severance Agreements contain Code Section 280G “best after-tax” provisions, which generally provide that any “parachute payments” (as defined in Code Section 280G) will be reduced to the Code Section 280G “safe harbor” limit, but only if such reduction would put the Named Executive Officer in a better after-tax position than if he were to receive all parachute payments and pay all taxes thereon (including the excise tax imposed under Code Section 4999).

For purposes of the Founders Severance Agreements, “good reason” means (i) a sale, divestiture or other disposition of substantially all of the assets and operations (whether by sale of equity interests in the entity or by asset disposition) of the Company or Forex Capital Markets Limited, including pursuant to a sale of Global Brokerage, Inc. or any other parent entity that results in either the Company or Forex Capital Markets Limited ceasing to be a member of the Company Group; (ii) a sale, divestiture or other disposition (whether in a single transaction or series of transaction) of the assets and operations of one or more members of the Company Group which, in the aggregate, results in the disposition of the essential operating capabilities of the Company Group; or (iii) without the Named Executive Officer’s consent, a change in his duties and responsibilities which is materially inconsistent with his position with the Company Group, a reduction in his annual base salary, a reduction in his target bonus under the Annual Incentive Bonus Plan for the 2015 and 2016 calendar years, or, for the 2017 and subsequent calendar years, a reduction in the target bonus under the Annual Incentive Bonus Plan for a calendar year (if any) after such target bonus has been established in writing for such year. A Named Executive Officer will only have “good reason” to terminate employment following the applicable entity’s failure to remedy the act which is alleged to constitute “good reason” within 15 business days following such entity’s receipt of written notice from the Named Executive Officer specifying such act, and any such notice claiming “good reason” must in all events be provided within 30 business days after such event has first occurred. The Founders Severance Agreement is subject to amendment based upon current negotiations with members of management.

Pursuant to the Severance Agreement for Selected Executives and Managers with Forex (the “Selected Executives Severance Agreement”) entered by and between Mr. Lande and the Company in March of 2015, Mr. Lande will be afforded certain severance protections in the event of termination of employment by the Company Group without “cause,” as defined in the severance agreement (and other than due to death or disability) or by him for “good reason” (as defined below, but which generally includes certain sales or dispositions of substantially all of the assets and operations of one or more members of the Company Group). In the event of such termination, subject to the timely execution of a release of claims against the Company and its affiliates and continued compliance with any applicable restrictive covenants, Mr. Lande will be entitled to receive an aggregate amount equal to (1) his annual base salary, plus (2) his target annual bonus. In addition, Mr. Lande’s then-outstanding unvested equity awards under the applicable equity incentive plan will accelerate and vest in full, as of the date of such termination of employment. In addition, Mr. Lande will be entitled to receive a payment equal to 12 times the required monthly premium for COBRA medical coverage under the Company medical plan in which he and his family participated immediately prior to termination (less an employee contribution amount).

The tables below set forth the amounts that the Named Executive Officers would receive in the event of certain terminations of employment, including a Named Executive Officer’s termination of employment for “good reason”.

Kenneth Grossman, Chief Executive Officer

Event	Cash Severance Payments ($)		Equity Acceleration ($)	Total ($)
Termination for cause or resignation without good reason	—		—	—
Termination without cause or resignation for good reason	1,000,000	(1)	—	1,000,000	(1)

(1)	If Mr. Grossman is terminated without cause or resigns with good reason he shall receive, in addition to the $1,000,000 noted above, the balance of his then unpaid salary for the remaining term of his employment pursuant to his employment agreement. Such salary is $600,000 for the entire term.

Robert Lande, Chief Financial Officer

Event	Cash Severance Payments ($)	Equity Acceleration ($)(1)	Total ($)
Termination for cause or resignation without good reason	—	—	—
Termination without cause or resignation for good reason	1,800,000	2,996	1,810,673
Disability or death	—	1,502	3,555

(1)	As of December 31, 2016, Mr. Lande had -0- unvested options outstanding and 425 unvested restricted stock units outstanding (as adjusted to for the impact of the one-for-ten reverse stock split effective on October 1, 2015). The value of the accelerated vesting of restricted stock units is based on the closing price of a share of our Class A common stock of $7.05 on December 31, 2016.

David Sakhai, Chief Operating Officer

Event	Cash Severance Payments ($)		Equity Acceleration ($)	Total ($)
Termination for cause or resignation without good reason	—		—	—
Termination without cause or resignation for good reason	1,500,000	(1)	—	1,500,000	(1)

(1)	If prior to May 31, 2018, Mr. Sakhai is terminated without cause or resigns with good reason he shall receive, in addition to the $1,500,000 noted above, the balance of his then unpaid salary for the remaining term of his employment pursuant to his employment agreement. Such salary is $600,000 for the entire term.

Eduard Yusupov, Global Head of Dealing

Event	Cash Severance Payments ($)	Equity Acceleration ($)	Total ($)
Termination for cause or resignation without good reason	—	—	—
Termination without cause or resignation for good reason	2,400,000	—	2,400,000

2016 Incentive Bonus Plan for Founders and Executives

On September 1, 2016, FXCM Group, LLC adopted the 2016 Incentive Bonus Plan for Founders and Executives (“Management Incentive Plan”) under which participants are entitled to certain distributions made after Leucadia’s principal and interest under the Amended and Restated Credit Agreement (“Credit Agreement”), amended as of September 1, 2016 by and between Global Brokerage, Inc. and Leucadia National Corporation are repaid.

Distributions under the Management Incentive Plan will be made only after Leucadia’s principal and interest under the Credit Agreement are repaid and will equal the following:

º	10% of all distributions from FXCM Group up to $350 million;
º	12% of all distributions from FXCM Group from $350 million to $850 million; and
º	14% of all distributions from FXCM Group above $850 million.

Long-term incentive program participants will receive their share of any distributions or sales proceeds while unvested. In addition, if a participant is terminated from employment other than for cause or due to a material breach of a restrictive covenant, he or she will receive either a non-voting membership interest in FXCM Group that entitles the participant to the same distributions he or she would have otherwise received under the incentive program or a lump-sum cash amount, as determined by the plan administrator in its sole discretion. If a participant is terminated from employment for cause or due to a material breach of a restrictive covenant, he or she would not be entitled to distributions following such termination and will forfeit all interests under the plan. A termination payment will also be paid upon any change of control of FXCM Group. Pursuant to the terms of an agreement dated as of February 2, 2017, the Management Incentive Plan is subject to termination by Leucadia, in its sole and absolute discretion.

Leucadia will be entitled to receive additional distributions of proceeds that, when added to its 49.9% membership interest, resulting in the following distribution percentages:

Waterfall
Amounts due under Credit Agreement	100% Leucadia
Next $350 million	45% Leucadia/45% Holdings/ 10.0% FXCM Management
Next $500 million	79.2% Leucadia/8.8% Holdings/ 12.0% FXCM Management
All aggregate amounts thereafter	51.6% Leucadia/34.4% Holdings/ 14.0% FXCM Management

OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of shares of our Class A and Class B common stock and of Holdings Units as of April 12, 2017 by (1) each person known to us to beneficially own more than 5% of any class of the outstanding voting securities of Global Brokerage, Inc., (2) each of our Directors and Named Executive Officers and (3) all of our Directors and executive officers as a group. Beneficial ownership is determined in accordance with SEC rules (adjusted for the impact of the one-for-ten reverse stock split effective on October 1, 2015).

	Class A Common Stock Beneficially Owned(1)		Holdings Units Beneficially Owned(1)		Class B Beneficially Owned(2)	Combined Voting Power(3)
Name of Beneficial Owner	Number	%	Number	%	Number	%
Directors and Named Executive Officers
William Ahdout(4)	20,000	*	252,783	3.07%	1	3.31%
James G Brown(5)	16,408	*	—	—	—	*
Robin Davis(6)	4,583	*	—	—	—	*
Bryan Reyhani(7)	—	—	—	—	—	*
Kenneth Grossman(8)	31,368	*	—	—	—	*
Arthur Gruen(9)	6,408	*	—	—	—	*
Robert Lande(10)	37,512	*	—	—	—	*
Eric LeGoff(11)	6,408	*	8,000	*	1	*
Drew Niv(12)	114,442	1.39%	768,047	9.32%	1	10.70%
David Sakhai(13)	212,767	2.58%	365,636	4.43%	1	7.02%
Ryan Silverman(14)	33,132	*	—	—	—	*
Eduard Yusupov(15)	20,000	*	353,335	4.29%	1	4.53%
Directors and Executive Officers, as a group (17 persons)	503,028	6.10%	1,747,801	21.19%		27.30%
5% Stockholders
Franklin Resources, Inc.(16)	819,681	9.94%	—	—	—	9.94%
Leya Yusupov(17)	20,000	*	125,156	1.52%	1	1.76%
Mikhail Yusupov(17)	20,000	*	131,405	1.59%	1	1.84%

*	Represents less than 1%.
(1)	Subject to the terms of an exchange agreement, the Holdings Units are exchangeable for shares of our Class A common stock on a one-for-one basis. See “Certain Relationships and Related Person Transactions — Exchange Agreement.” Beneficial ownership of Holdings Units reflected in this table has not been also reflected as beneficial ownership of shares of our Class A common stock for which such units may be exchanged. Percentage of Holdings Units beneficially owned treats Holdings Units held by Global Brokerage, Inc. as outstanding. As of April 12, 2017, we had 5,602,534 shares of Class A common stock outstanding that will carry an aggregate of 5,602,534 votes and 25 shares of Class B common stock outstanding that will carry an aggregate of 2,637,089 votes (i.e., a number of votes that is equal to the number of outstanding Holdings Units, not including those held by Global Brokerage, Inc.) for a total of 8,239,623 votes.
(2)	Each holder of Class B common stock is entitled, without regard to the number of shares of Class B common stock held by such holder, to one vote for each Holdings Unit held by such holder.
(3)	Represents percentage of voting power of the Class A common stock and Class B common stock of GLBR voting together as a single class.
(4)	Consists of (i) 20,000 shares of Class A common stock held individually, (ii) 252,783 Holdings Units held individually, and (iii) one share of Class B common stock held individually.
(5)	Consists of 10,000 shares of Class A common stock held individually and 6,408 shares of Class A common stock issuable pursuant to stock options that are or become exercisable within 60 days.
(6)	Consists of 4,583 shares of Class A common stock issuable pursuant to stock options that are or become exercisable within 60 days.

(7)	Bryan Reyhani was appointed to serve as a member of the Board of Directors on February 1, 2016.
(8)	Consists of (i) 19,539 shares of Class A common stock held individually by Mr. Grossman, and (ii) 11,830 shares of Class A common stock held by a trust for the benefit of Mr. Grossman’s family, for which Mr. Grossman’s wife serves as trustee.
(9)	Consists of 6,408 shares of Class A common stock issuable pursuant to stock options that are or become exercisable within 60 days.
(10)	Consists of (i) 2,430 of Class A common stock individually owned, (ii) 750 shares of Class A common stock held in an estate of which Mr. Lande is the sole beneficiary, (iii) 10,000 shares of Class A common stock held by a pension plan of which Mr. Lande is the sole beneficiary, (iv) 157 shares of restricted shares of Class A common stock, and (v) 23,750 shares of Class A common stock issuable pursuant to stock options that are or become exercisable within 60 days.
(11)	Consists of 8,000 Holdings Units and one share of Class B common stock held individually by Mr. LeGoff and 6,408 shares of Class A common stock issuable pursuant to stock options that are or become exercisable within 60 days.
(12)	Consists of (1) 40,000 shares of Class A common stock held individually by Mr. Niv, (ii) 768,047 Holdings Units and one share of Class B common stock owned individually by Mr. Niv; (iii) 37,221 shares of Class A common stock held by a trust for the benefit of Mr. Niv’s family, for which Mr. Niv’s wife serves as trustee; and (iv) 37,221 shares of Class A common stock held by trusts over which Mr. Niv is an investment advisor.
(13)	Consists of (i) 20,000 shares of Class A common stock held individually by Mr. Sakhai, (ii) 365,636 Holdings Units and one share of Class B common stock owned individually by Mr. Sakhai, and (iii) 192,767 shares of Class A common stock held by trusts for the benefit of Mr. Sakhai’s family, for which Mr. Sakhai’s sister serves as trustee.
(14)	Consists (i) 29,659 shares of Class A common stock, and (ii) 3,473 shares of Class A common stock issuable pursuant to stock options that are or become exercisable within 60 days.
(15)	Consists of (i) 20,000 shares of Class A common stock held individually by Mr. Yusupov, and (ii) 353,335 Holdings Units and one share of Class B common stock held individually by Mr. Yusupov.
(16)	Information regarding Franklin Resources, Inc. was obtained from a Schedule 13G filed by Franklin Resources, Inc. on February 4, 2016. The principal business address of Franklin Resources, Inc. is One Franklin Parkway, San Mateo, CA 94403. Franklin Resources, Inc. has sole power to vote or direct the vote of 0 shares of our Class A common stock and sole power to dispose or to direct the disposition of 0 shares of our Class A common stock. Franklin Resources, Inc. further reported that (a) Franklin Templeton Institutional, LLC, a subsidiary of Franklin Resources, Inc., is the beneficial owner of 742,980, or 14.63%, of our common stock and (b) Franklin Templeton Investments Corp., a subsidiary of Franklin Resources, Inc., is the beneficial owner of 76,701 shares, or 1.36%, of our common stock.
(17)	Leya Yusupov and Mikhail Yusupov, together, beneficially own (i) 40,000 shares of Class A common stock, and (ii) 256,561 Holdings Units, altogether as co-trustees over trusts established for the benefit of the Yusupov family. The principal business address of Leya Yusupov is c/o Global Brokerage, Inc., 55 Water Street, 50th Floor, New York, New York 10041. The principal business address of Mikhail Yusupov is 111-55 77th Avenue, Apt 1F, Forest Hills, New York 11375.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and Directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NASDAQ. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such reports and written representations from our executive officers and Directors, we believe that our executive officers and Directors complied with all Section 16(a) filing requirements during fiscal year 2016, except (i) a Form 4 filed for Margaret Deverell on December 22, 2016, and (ii) a Form 4 filed for Brendan Callan on December 23, 2016.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Exchange Agreement

In December 2010, we entered into an exchange agreement with the non-managing members of Holdings. Under the exchange agreement each non-managing member of Holdings (and certain permitted transferees thereof) may exchange their Holdings Units for shares of Class A common stock of GLBR on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. The exchange agreement provides that such exchanges must be for a minimum of the lesser of 1,000 Holdings Units or all of the vested Holdings Units held by such non-managing member of Holdings. The exchange agreement also provides that a non-managing member of Holdings will not have the right to exchange Holdings Units if GLBR determines that such exchange would be prohibited by law or regulation or would violate other agreements with GLBR to which the non-managing member of Holdings may be subject. GLBRmay impose additional restrictions on exchange that it determines to be necessary or advisable so that Holdings is not treated as a “publicly traded partnership” for United States federal income tax purposes. As a holder exchanges Holdings Units for shares of Class A common stock, the number of Holdings Units held by GLBR is correspondingly increased as it acquires the exchanged Holdings Units. Additionally, pursuant to the exchange agreement, anytime GLBR cancels, issues or repurchases shares of its Class A common stock, Holdings enters into an equivalent Holding Unit transaction with GLBR.

Registration Rights Agreement

In December 2010, we entered into a registration rights agreement with the non-managing members of Holdings pursuant to which we have granted them, their affiliates and certain of their transferees the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act of 1933, as amended, shares of Class A common stock of GLBR delivered in exchange for Holdings Units. Pursuant to the registration rights agreement, we registered the exchange of Holdings Units for shares of Class A common stock of GLBR by the non-managing members of Holdings on a Registration Statement on Form S-3/A which was declared effective by the SEC on January 30, 2012. In addition, the owners of Holdings Units covered by the registration rights agreement have the right to request that we register the sale of shares of Class A common stock of GLBR held by them and may require us to make available shelf registration statements permitting sales of shares of Class A common stock of GLBR held by them into the market from time to time over an extended period. In addition, the owners of Holdings Units covered by the registration rights agreement have the ability to exercise certain piggyback registration rights in respect of shares of Class A common of GLBR stock held by them in connection with registered offerings requested by other registration rights holders or initiated by us.

Equity Distribution Agreement

In October 2016, the Company entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Jefferies, as sales agent (the “Sales Agent”). Under the terms of the Equity Distribution Agreement, the Company may, from time to time, issue and sell shares of its Class A common stock, par value $0.01 per share, having an aggregate offering price of up to $15.0 million, through the Sales Agent. The common stock will be sold pursuant to the Company's shelf registration statement on Form S-3 which was declared effective by the Securities and Exchange Commission on August 2, 2016. The Company has not issued or sold any shares pursuant to the Equity Distribution Agreement during the year ended December 31, 2016 or during the quarter ended March 31, 2017.

Tax Receivable Agreement

As described above, GLBR purchased Holdings Units from other members of Holdings at the time of the IPO. In addition, under the terms of the exchange agreement described above, the members of Holdings (other than GLBR) may, from and after the first anniversary of the date of the closing of the IPO (subject to the terms of the exchange agreement), exchange their Holdings Units for shares of Class A common stock of GLBR on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. Holdings intends to make an election under Section 754 of the Code effective for each taxable year in which such a purchase or exchange of Holdings Units for shares of Class A common stock occurs, which is expected to result in increases to the tax basis of the assets of Holdings at the time of the purchase or subsequent exchange of Holdings Units that otherwise would not have been available. These increases in tax basis may reduce the amount of tax that GLBR would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets. The Internal Revenue Service (“IRS”) may challenge all or part of the tax basis increase and increased deductions, and a court could sustain such a challenge.

We have entered into a tax receivable agreement (the “TRA”) with other members of Holdings that provides for the payment from time to time by GLBR to the non-managing members of Holdings of 85% of the amount of the benefits, if any, that GLBR is deemed to realize as a result of increases in tax basis and certain other tax benefits related to our entering into the TRA, including tax benefits attributable to payments under the TRA. These payment obligations are obligations of GLBR and not of Holdings. For purposes of the TRA, the benefit deemed realized by GLBR will be computed by comparing the actual income tax liability of GLBR (calculated with certain assumptions) to the amount of such taxes that GLBR would have been required to pay had there been no increase to the tax basis of the assets of Holdings as a result of the purchase or exchanges and certain other assumptions. The term of the TRA will continue until all such tax benefits have been utilized or expired, unless GLBR exercises its right to terminate the TRA for an amount based on the agreed payments remaining to be made under the agreement or GLBR breaches any of its material obligations under the TRA in which case all obligations will generally be accelerated and due as if GLBR had exercised its right to terminate the agreement. Estimating the amount of payments that may be made under the TRA is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the TRA, will vary depending upon a number of factors, including:

•	the timing of exchanges — for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of Holdings at the time of each exchange;
•	the price of shares of Class A common stock of GLBR at the time of the exchange — the increase in any tax deductions, as well as the tax basis increase in other assets, of Holdings is directly proportional to the price of shares of Class A common stock of GLBR at the time of the exchange;
•	the extent to which such exchanges are taxable — if an exchange is not taxable for any reason, increased deductions will not be available; and
•	the amount and timing of our income — GLBR will be required to pay 85% of the deemed benefits as and when deemed realized. If GLBR does not have taxable income, GLBR generally is not required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the tax receivable agreement for that taxable year because no benefit will have been actually realized. However, any tax benefits that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in payments under the tax receivable agreement.

We expect that the payments that GLBR may make under the TRA will be substantial. There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, the payments under the TRA exceed the actual benefits GLBR realizes in respect of the tax attributes subject to the tax receivable agreement and/or distributions to GLBR by Holdings are not sufficient to permit GLBR to make payments under the tax receivable agreement after it has paid taxes. Late payments under the TRA will generally accrue interest at an uncapped rate equal to one-year LIBOR + 5%. The payments under the TRA are not conditioned upon our owners at the time of the IPO continuing their ownership interest in us.

In addition, the TRA provides that upon certain mergers, asset sales, other forms of business combinations or other changes of control, GLBR’s (or its successor’s) obligations with respect to exchanged or acquired Holdings Units (whether exchanged or acquired before or after such transaction) would be based on certain assumptions, including that GLBR would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the TRA. As a result, (1) GLBR could be required to make payments under the TRA that are greater than or less than the specified percentage of the actual benefits GLBR realizes in respect of the tax attributes subject to the TRA and (2) if GLBR elects to terminate the TRA early, GLBR would be required to make an immediate payment equal to the present value of the anticipated future tax benefits, which upfront payment may be made years in advance of the actual realization of such future benefits. Upon a subsequent actual exchange, any additional increase in tax deductions, tax basis and other benefits in excess of the amounts assumed at the change in control will also result in payments under the TRA. In these situations, our obligations under the TRA could have a substantial negative impact on our liquidity.

Decisions made by our owners at the time of the IPO in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by an exchanging or selling non-managing member of Holdings under the TRA. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the TRA and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase a non-managing member of Holdings tax liability without giving rise to any rights of a non-managing member of Holdings to receive payments under the TRA.

Payments under the TRA will be based on the tax reporting positions that we will determine. Although we are not aware of any issue that would cause the IRS to challenge a tax basis increase, GLBR, the corporate taxpayer, will not be reimbursed for any payments previously made under the TRA. As a result, in certain circumstances, payments could be made under the TRA in excess of the benefits that the corporate taxpayer actually realizes in respect of the tax attributes subject to the TRA.

Global Brokerage Holdings, LLC Limited Liability Company Agreement

Global Brokerage, Inc. holds Holdings Units in Holdings and is the sole managing member of Holdings. Accordingly, GLBR operates and controls all of the business and affairs of Holdings and, through Holdings and its subsidiaries, conducts our business operations.

Pursuant to the limited liability company agreement of Holdings, GLBR has the right to determine when distributions will be made to unitholders of Holdings and the amount of any such distributions. If a distribution is authorized, such distribution will be made to the unitholders of Holdings pro rata in accordance with the percentages of their respective limited liability company interests.

The unitholders of Holdings, including GLBR, will incur United States federal, state and local income taxes on their proportionate share of any taxable income of Holdings. Net profits and net losses of Holdings will generally be allocated to its unitholders (including GLBR) pro rata in accordance with the percentages of their respective limited liability company interests. The limited liability company agreement of Holdings provides for cash distributions, which we refer to as “tax distributions,” to the holders of the Holdings Units if GLBR, as the sole managing member of Holdings, determines that the taxable income of the relevant unitholder will give rise to taxable income for such holder. Generally, these tax distributions will be computed based on our estimate of the net taxable income of Holdings allocable to a holder of Holdings Units multiplied by an assumed tax rate equal to the highest effective marginal combined United States federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York (taking into account the nondeductibility of certain expenses and the character of our income). Tax distributions will be made only to the extent all distributions from Holdings for the relevant year were insufficient to cover such tax liabilities.

The limited liability company agreement of Holdings provides that substantially all expenses incurred by or attributable to GLBR (such as expenses incurred in connection with the IPO), but not including obligations incurred under the tax receivable agreement by GLBR, income tax expenses of GLBR and payments on indebtedness incurred by GLBR, are borne by Holdings.

Relationship with Lucid Markets Trading Limited

Amounts advanced to the Company from certain Lucid Markets Trading Limited (“Lucid”) non-controlling members in connection with trade settlements were nil and not material at December 31, 2016 and 2015, respectively. Amounts due related to the allocation of income to Lucid non-controlling members for services provided were $0.7 million and $6.5 million at December 31, 2016 and 2015, respectively.

Relationship with Faros Trading LLC

Amounts due by the Company under the follow-on payment in connection with the acquisition of Faros Trading LLC were nil, nil and nil as of December 31, 2016, 2015 and 2014, respectively. On April 19, 2015 Faros Trading LLC completed the sale of its operations to Jefferies Group LLC.

Leucadia Transaction

On January 16, 2015, Holdings and Newco entered into a credit agreement (the “Credit Agreement”) with Leucadia, as administrative agent and lender, and a related financing fee agreement (the “Fee Letter”). The financing provided to the Company pursuant to these agreements, which is described below, enabled the Company to maintain compliance with regulatory capital requirements and continue operations. On January 16, 2015, the Corporation, Holdings, Newco and Leucadia also entered into an agreement (the “Letter Agreement”) that set the terms and conditions upon which the Corporation, Holdings and Newco would pay in cash to Leucadia and its assignees a percentage of the proceeds received in connection with certain transactions. In connection with these financing transactions, Holdings formed Newco and contributed all of the equity interests owned by Holdings in its subsidiaries to Newco. The Credit Agreement and the Letter Agreement were subsequently amended on January 24, 2015. On September 1, 2016, the Company completed a restructuring transaction with Leucadia that, among other changes, amended the Credit Agreement and the Letter Agreement. The principal changes resulting from the restructuring transaction with Leucadia are described below.

Restructuring Transaction

On September 1, 2016, pursuant to the Restructuring Transaction, the Company and Leucadia agreed to amend the terms of the Credit Agreement and to terminate the Letter Agreement. The Letter Agreement was replaced with an Amended and Restated Limited Liability Company Agreement of FXCM Group, LLC (the “Group Agreement”). The Group Agreement replaces the existing FXCM Newco, LLC agreement and FXCM Newco, LLC was renamed FXCM Group, LLC. Pursuant to the Group Agreement, Leucadia acquired a 49.9% membership interest in Group, with Holdings owning the remaining 50.1% membership interest in Group. Group and Holdings also entered into a Management Agreement pursuant to which Holdings manages the assets and day-to-day operations of Group. Additionally, Group adopted the 2016 Incentive Bonus Plan for Founders and Executives (the “Management Incentive Plan”) under which participants are entitled to certain distributions made after the principal and interest under the amended Credit Agreement are repaid. The events described herein are collectively referred to as the “Restructuring Transaction.”

Other Transactions

Ornit Niv, Chief Executive Officer of Forex Capital Markets LLC, is the sister of Drew Niv, our former Chief Executive Officer. Ms. Niv received total compensation of $620,000.08 for the year ended December 31, 2016. Matthew Navie, one of our institutional sales representatives, is the brother-in-law of David Sakhai, one of our Directors and our Chief Operating Officer. Mr. Navie received total compensation of $148,784.94 for the year ended December 31, 2016, Leya Yusupov and Shirin Yusupov are each sisters of Eduard Yusupov, one of our Directors and our Global Head of Dealing. Leya Yusupov, one of our senior dealers, received total compensation of $178,499.92 for the year ended December 31, 2016. Shirin Yusupov, an employee in our reconciliation department, received total compensation of $146,625.08 for the year ended December 31, 2016. Debra Blajchman, who works in our payroll department, is the sister of Kenneth Grossman, our Chief Executive Officer and director. Ms. Blajchman earned total compensation of $215,600.88 for the year ended December 31, 2016. Elisheva Rutenberg, a member of our programming department, is the sister-in-law of Kenneth Grossman. Ms. Rutenberg received total compensation of $130,044 for the year ended December 31, 2016.

Statement of Policy Regarding Transactions with Related Persons

The Board of Directors has adopted a written statement of policy regarding transactions with related persons, which we refer to as our “related person policy.” Our related person policy requires that a “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our general counsel any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The general counsel will then promptly communicate that information to the Board of Directors. No related person transaction will be executed without the approval or ratification of the Board of Directors. It is our policy that Directors interested in a related person transaction will recuse themselves from any vote of a related person transaction in which they have an interest. Our policy does not specify the standards to be applied by Directors in determining whether or not to approve or ratify a related person transaction and we accordingly anticipate that these determinations will be made in accordance with principles of Delaware law generally applicable to directors of a Delaware corporation.

Indemnification of Directors and Officers

Our Amended and Restated By-Laws provide that we will indemnify our Directors and officers to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). In addition, our Amended and Restated Certificate of Incorporation provides that our Directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

There is no pending litigation or proceeding naming any of our Directors or officers to which indemnification is being sought, and we are not aware of any other pending or threatened litigation that may result in claims for indemnification by any Director or officer.

SHAREHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS

If any shareholder wishes to propose a matter for consideration at our 2018 Annual Meeting of Shareholders, the proposal should be mailed by certified mail return receipt requested, to the Secretary of the Company, Global Brokerage, Inc., 55 Water Street, 50th Floor, New York, NY 10041.

To be eligible under the SEC’s shareholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2018 Annual Meeting Proxy Statement and form of proxy to be made available in April 2018, a proposal must be received by the Secretary of the Company on or before December 24, 2017.

For nominations or other business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company, and, in the case of business other than nominations of persons for election to the Board of Directors, such other business must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice complying with the requirements set forth in our Amended and Restated By-Laws must be delivered to the Secretary of the Company at the principal executive offices of Global Brokerage, Inc. not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than seventy (70) days, from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a shareholder’s notice.

Notwithstanding anything in this section to the contrary, if the number of Directors to be elected to the Board of Directors is increased and there is no public announcement by the Company naming all of the nominees for Director or specifying the size of the increased Board of Directors at least eighty (80) days prior to the first anniversary of the prior year’s annual meeting of shareholders, then a shareholder’s notice required by this section shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary of the Company at the principal executive offices of Global Brokerage, Inc. not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company; provided that, if no such announcement is made at least ten (10) days before the meeting, then no such notice shall be required. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Amended and Restated By-Laws. The proxy solicited by the Board of Directors for the 2018 Annual Meeting of Shareholders will confer discretionary authority to vote as the proxy holders deem advisable on such shareholder proposals which are considered untimely.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the Proxy Materials by contacting the Secretary of the Company, Global Brokerage, Inc., 55 Water Street, 50th Floor, New York, NY 10041, (212) 897-7660.

FORM 10-K

The Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 with the SEC on March 20, 2017. Shareholders may obtain a copy of this report, including financial statements and schedules thereto, without charge, on our Internet website at http://ir.globalbrokerage.info/index.cfm under Investor Relations: SEC Filings, or by writing to the Secretary of the Company, at the Company’s principal executive offices at 55 Water Street, 50th Floor, New York, NY 10041.

OTHER BUSINESS

The Board of Directors does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

/s/ David S. Sassoon

David S. Sassoon
General Counsel and Secretary

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (http://ir.globalbrokerage.info/index.cfm) and click on Investor Relations: SEC Filings. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders upon written request addressed to:

Secretary of the Company
55 Water Street, 50th Floor
New York, NY 10041

GLOBAL BROKERAGE INC

GLOBAL BROKERAGE, INC.
ATTN: DAVID SASSOON
55 WATER STREET NEW
YORK, NY 10041

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GLBR2017**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E30362-P93413 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GLOBAL BROKERAGE, INC.

The Board of Directors recommends you vote FOR the following:

Vote on Directors

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Robin Davis
02) Kenneth Grossman
03) Arthur Gruen
04) Bryan Reyhani
05) David Sakhai
06) Ryan Silverman
07) Eduard Yusupov

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote 1 year on the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V.1.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E30363-P93413

GLOBAL BROKERAGE, INC.
Annual Meeting of Shareholders
July 3, 2017 11:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Kenneth Grossman and David S. Sassoon, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A or Class B Common stock of Global Brokerage, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 AM, on July 3, 2017 and any adjournment or postponement thereof. The undersigned shareholder of Global Brokerage, Inc. acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held on Monday, July 3, 2017, via the Internet at www.virtualshareholdermeeting.com/GLBR2017.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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